Exhibit 3.2

ARTICLES OF INCORPORATION

OF

INTELLITRONIX CORPORATION

The undersigned, a citizen of the United States, desiring to form a corporation, for profit, under Sections 1701.01, et. seq. of the Ohio Revised Code, does hereby certify:

FIRST. The name of the corporation shall be

INTELLITRONIX CORPORATION.

SECOND. The place in Ohio where its principal office is to be located is in the City of Cleveland, Cuyahoga County, Ohio, 44144.

THIRD. The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH. The number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750), all of which shall be common shares without par value.

FIFTH. The amount of stated capital with which the corporation shall begin business is the sum of Five Hundred Dollars ($500.00).

IN WITNESS WHEREOF, I have hereunto subscribed my name at Rocky River, Ohio, this 1st day of July, 1998.

/s/ DAVID L. PALISIN
DAVID L. PALISIN

APPOINTMENT OF AGENT

The undersigned, being the sole incorporator of Intellitronix Corporation, hereby appoints, David L. Palisin, a natural person who is a resident of Cuyahoga County, Ohio, as agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

His complete address is:	10003 Memphis Avenue
Cleveland, Ohio 44144

INTELLITRONIX CORPORATION

/s/ DAVID L. PALISIN
DAVID L. PALISIN

CLEVELAND, OHIO

          July 1          , 1998

INTELLITRONIX CORPORATION

Gentlemen: I hereby accept appointment as agent of the corporation upon whom any process, tax notices or demands may be served.

/s/ DAVID L. PALISIN
DAVID L. PALISIN

MCDERMOTT & MCDERMOTT CO., L.P.A.

ATTORNEYS AT LAW

ROCKY RIVER PROFESSIONAL ARTS BLDG.

21851 CENTER RIDGE ROAD

ROCKY RIVER. OHIO 44116

PHONE: (216) 356-1650

FAX: (216) 356-0591

July 1, 1998

Bob Taft, Secretary of State

30 East Broad Street-14th Floor

Columbus, Ohio 43266-0418

Re: Intellitronix Corporation

Gentlemen:

The undersigned represents David L. Palisin who desires to form a corporation for profit under the name of Intellitronix Corporation. For that purpose, I am enclosing the following:

1) my check in the amount of $95.00 payable to the Secretary of State and representing the incorporation filing fee and a $10.00 fee for expedited filing

2) Articles of Incorporation

3) Appointment of Agent

Kindly process these enclosures in the customary manner and return the recorded documents to my office.

Very truly yours,

/s/ JOHN M. MCDERMOTT
JMM/sa	JOHN M. MCDERMOTT
Encls.

	DATE	DOCUMENT NO	DESCRIPTION		FILING	EXPED	PENALTY	CERT	COPY
1.	7/7/1998	199818700221	ARF DOMESTIC ARTICLES/FOR PROFIT		85.00	10.00	0.00	0.00	0.00
				TOTAL	85.00	10.00	0.00	0.00	0.00

Return To:

MCDERMOTT & MCDERMOTT CO

ROCKY RIVER PROFESSIONAL ARTS

21851 CENTER RIDGE RD

ROCKY RIVER, OH 44116-0000

It is hereby certified that the Secretary of State of Ohio has custody of the business records for INTELLITRONIX CORPORATION and that said business records show the filng and recording of:

Documents(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	199818700221

United States of America	Witness my hand and the seal of the Secretary
State of Ohio	of State at Columbus, Ohio, This 2nd day of
Office of the Secretary of State	July, A.D. 1998

Bob Taft Secretary of State

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